UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

Ticketmaster Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34064	95-4546874
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 Sunset Blvd., West Hollywood, CA		90069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 360-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

This Current Report on Form 8-K updates the Ticketmaster Entertainment, Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2008, as amended (the “2008 Annual Report”), to reflect the retrospective adoption of FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Financial Statements—an amendment of Accounting Research Bulletin No. 51, effective January 1, 2009 (“SFAS 160”).

The Company began reporting comparative results under the new accounting literature described above, effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

Item 9.01 of this Current Report on Form 8-K updates the following information contained in the 2008 Annual Report to reflect the impact of SFAS 160:

Item 6.	Selected Financial Data

Item 7.	Management’s Discussion and Analysis of Financial Conditions and Results of Operations

In addition, the Company hereby incorporates by reference pages FIN-1 to FIN-53 and S-1 of Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-159991) filed by Live Nation, Inc. on July 1, 2009 (the “S-4/A”) into this Item 8.01 as if set forth herein in their entirety.  The incorporated pages of the S-4/A set forth financial statements and related notes of the Company that reflect the impact of SFAS 160, and update pages F-1 through F-63 of the 2008 Annual Report.

All other information in the 2008 Annual Report remains unchanged and has not been updated for events occurring after the filing of the report. The information in this Current Report on Form 8-K should be read in conjunction with the 2008 Annual Report, which was filed with the Securities and Exchange Commission on March 31, 2009.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

99.1	Select Items from Ticketmaster Entertainment, Inc.’s Annual Report on Form 10-K for the Year Ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

By:	/s/ Chris Riley
Name:	Chris Riley
Title:	SVP & Acting General Counsel

Date:  July 13, 2009

EXHIBIT LIST

Exhibit No.	Description

99.1	Select Items from Ticketmaster Entertainment, Inc.’s Annual Report on Form 10-K for the Year Ended December 31, 2008.